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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-91599) and related Prospectus of IKON Receivables, LLC and to the incorporation by reference therein of our report dated October 25, 1999, with respect to the financial statements of IKON Receivables, LLC included in its Annual Report (Form 10-K) for the period ended September 30, 1999, filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2000